Exhibit 10.11

3110 Edwards Mill Road
Suite 210
Raleigh, NC 27612
Ph: 919-789-4255	TENANT LEASE ABSTRACT
www.collierspinkard.com	FOR
CHANNELADVISOR CORPORATION

Premises Address:	2701 Aerial Center Parkway Morrisville, NC 27560

Park Name:	Aerial Center Executive Park

Lease Date:	June 29, 2005

Tenant:	ChannelAdvisor Corporation

Landlord:	Pizzagalli Properties, LLC

Rent Payee:	Pizzagalli Properties, LLC PO Box 752031 Charlotte, NC 28275

Commencement Date:	10/1/05

Lease Expiration Date:	9/30/11

Term:	Six (6) years

Square Feet Leased:	40,087 SF

Building Square Feet:	40,087 SF

Tenant’s Proportionate Share of Bldg./Project:	100%

3110 Edwards Mill Road
Suite 210
Raleigh, NC 27612
Ph: 919-789-4255	TENANT LEASE ABSTRACT
www.collierspinkard.com	FOR
CHANNELADVISOR CORPORATION

Base Rental Rate Per Square Foot:

Late Charge:

Security Deposit:

Rental Abatement:

Insurance Required:

Parking:

Initial base rate of $15.65 per square foot net of utilities. $20,013.12 additional tenant improvements added $.50 per foot to the base rent. Base rent to increase 2.5% per annum.

Months	Monthly Rent

10/01/05 – 06/30/06	$-0-
07/01/06 – 09/30/06	$53,946.60
10/01/06 – 09/30/07	$55,253.57
10/01/07 – 09/30/08	$56,593.22
10/01/08 – 09/30/09	$57,966.36
10/01/09 – 09/30/10	$59,373.82
10/01/10 – 09/30/11	$60,816.49

Two percent (2%) of the rent or $50.00, whichever is greater on all payments not received by Landlord ten (10) days after Tenant’s receipt of written notice of default.

In addition, the lesser of, ten percent (10%) per annum or the maximum rate permitted by law, shall be charged for the delinquent installment.

$15,000.00

First nine (9) months of the lease term.

Commercial General Liability insurance with limits of not less than $2,000,000 for bodily injury or property damage arising out of any one occurrence, and $3,000,000 in the aggregate, or with such larger limits as may be reasonably required from time to time.

One (1) space per 183 rentable square feet of leased space.

3110 Edwards Mill Road
Suite 210
Raleigh, NC 27612
Ph: 919-789-4255	TENANT LEASE ABSTRACT
www.collierspinkard.com	FOR
CHANNELADVISOR CORPORATION

Sublease/Assignment:

Tenant has the right to assign the lease in its entirety or to sublease all or any portion of the Premises without the consent of Landlord to :

a)      Any entity resulting from a merger or consolidation

b)      Any entity succeeding to the business and assets of Tenant

c)      Any subsidiary or affiliate of Tenant

No assignment under (a), (b), or (c) shall be effective unless the creditworthiness of the successor is at least equal to that of the predecessor. The Tenant shall remain liable on the Lease in the event of an assignment or subletting under (c).

Any other assignment or sublet requires prior written consent of Landlord.

Early Termination/Cancellation Right:

At any time after the 60th month of the Term, or the 72nd month of the Term if Tenant exercises any Right of First Refusal (see details in Right of First Refusal) and if Tenant desires to increase the Premises by a minimum amount of thirty percent (30%) and Landlord cannot provide the Increased Premises to Tenant in a building contiguous to the Building within six (6) months of Tenants written notice of its need for the Increased Premises, or in a new building that will provide adequate space for Tenant within a twelve (12) month period of time from notice, Tenant may terminate by providing Landlord written notice of its intent to terminate and pay the Termination Fee.

The Termination Fee equals:

•      Prorated portion of the nine (9) months rental abatement at a rate of 1.5 months per year of Term

•      Unamortized cost of leasing commissions

•      Unamortized Allowances based on a 10-year amortization schedule at an interest rate of prime plus 1%, as applied to 50% of the Allowances

Unamortized cost of any costs in excess of the Allowances which are included in the rent, calculated at an interest rate of 8%.

3110 Edwards Mill Road
Suite 210
Raleigh, NC 27612
Ph: 919-789-4255	TENANT LEASE ABSTRACT
www.collierspinkard.com	FOR
CHANNELADVISOR CORPORATION

Tenant Improvement Allowances:

$524,036.00 or $20.00 per rentable square foot for the second floor of the Premises and $6.00 per rentable square foot for the first floor of the Premises.

$10,000 for the installation and/or purchase of an emergency generator if Tenant so choose to purchase.

$ 1.00 per rentable square foot for each floor to offset the cost of Tenant’s architect and engineer.

Tenant may amortize up to $ 100,000 of cost in excess of the Allowance.

Repairs/Alterations:	Tenant can make alterations without Landlord approval up to $15,000 in value. Above this amount requires consent.

Notification Address:

Landlord

Pizzagalli Properties, LLC

50 Joy Drive

PO Box 2009

South Burlington, VT 05407

Fax #: 802-651-1307

With a copy to:

7421 Carmel Executive Park

Suite 120

Charlotte, NC 28226

Attn: Fred Johnson

Fax #: 704-541-3027

3110 Edwards Mill Road
Suite 210
Raleigh, NC 27612
Ph: 919-789-4255	TENANT LEASE ABSTRACT
www.collierspinkard.com	FOR
CHANNELADVISOR CORPORATION

Tenant 2701 Aerial Center Parkway Morrisville, NC 27560 Attn: M. Scot Wingo Fax #: 919-388-9405

Holdover Provision:

Monthly rent will be one hundred twenty-five percent (125%) of the then applicable monthly base rent, as well as other amounts payable under this lease for each month for three months.

After the third month Tenant retains possession of the Premises, monthly rent will increase to one hundred fifty percent (150%) of the then applicable monthly base rent, as well as other amounts payable under this lease.

Renewal Option/Notice Periods:

Three (3) consecutive renewal terms of three (3) years each with six (6) months notice prior to the expiration of the term.

The rate shall be the then market rate but not greater than 95% of fair market value.

Tenant shall be granted an allowance of $3.00 per rentable square foot upon execution of renewal option for refurbishment of Premises.

Right of First Refusal:

Tenant has, during the term of the lease, a recurring Right of First Refusal to lease any available space in the 2501 Building. Before leasing space to any other entity, Landlord must first offer to lease the space to Tenant.

If less than three years remain on the lease term, the lease will be amended such that there is an unexpired three year remaining term.

Tenant has ten (10) days after receipt of written notice from Landlord in which to exercise its Right of First Refusal.

3110 Edwards Mill Road
Suite 210
Raleigh, NC 27612
Ph: 919-789-4255	TENANT LEASE ABSTRACT
www.collierspinkard.com	FOR
CHANNELADVISOR CORPORATION

Broker:	Sue Back
Colliers Pinkard
3110 Edwards Mill Road
Suite 210
Raleigh, NC 27612
P: 919-789-4255
F: 919-789-0268
C: 919-215-8568
sback@collierspinkard.com

STANDARD FORM OF LEASE

AERIAL CENTER EXECUTIVE PARK

LEASE SUMMARY

LANDLORD:	Pizzagalli Properties, LLC

LANDLORD’S ADDRESS:	50 Joy Drive, P. O. Box 2009
South Burlington, Vermont 05407

TENANT	ChannelAdvisor Corporation

TENANT’S ADDRESS	(FOR NOTICE AND BILLING):

2701 Aerial Center Parkway

Morrisville, NC 27560

TENANT’S REPRESENTATIVE:	M. Scot Wingo

BUILDING:	2701 Aerial Center Executive Park

RENTABLE SQUARE FEET OF PREMISES:	40,087

RENTABLE SQUARE FEET OF BUILDING:	40,087

TERM COMMENCEMENT DATE:	October 1, 2005 (estimated)

TERM EXPIRATION DATE:	September 30, 2011

APPROXIMATE TERM:	Seventy-Two (72) Months

BASE RENT:	$26,409.38 per month for Phase I; $25,869.46 per month for Phase II

ESCALATION:	N/A

SECURITY DEPOSIT:	$15,000.00

TENANT IMPROVEMENT CONTRIBUTION:	Per Exhibit C

PERMITTED USES:	General Office Use

EXHIBITS:

Exhibit A	Floor Plan of the Existing First Floor
Exhibit A-1	Floor Plan of the Existing Second Floor
Exhibit B	Master Plan
Exhibit C	Tenant Improvement Allowances
Exhibit D	Rules and Regulations
Exhibit E	Janitorial Schedule
Exhibit F	Renewal Option
Exhibit G	Early Termination Option
Exhibit H	First Right of Refusal
Exhibit I	Roof Mounted Communication Equipment

TABLE OF CONTENTS

AERIAL CENTER EXECUTIVE PARK

i

STATE OF NORTH CAROLINA

COUNTY OF WAKE

STANDARD FORM OF LEASE

AERIAL CENTER EXECUTIVE PARK

THIS AGREEMENT dated this 29th day of June, 2005, by and between PIZZAGALLI PROPERTIES, LLC, a Vermont limited liability company having an office at 50 Joy Drive, Post Office Box 2009, South Burlington, Vermont 05407-2009 (hereinafter called “Landlord”) and CHANNELADVISOR CORPORATION, a Delaware corporation, with its principal office at 2701 Aerial Center Parkway, Morrisville, North Carolina 27560 (hereinafter called “Tenant”).

W I T N E S S E T H

1. Premises.

(a) The Landlord does hereby rent and lease to the Tenant and the Tenant does hereby rent and lease from the Landlord certain premises described in paragraph (b) of this Article 1 and on the attached Exhibit “A” (hereinafter collectively called “Premises”) located in a building known as 2701 Aerial Center Parkway (hereinafter called the “Building”), together with the right (i) of ingress and egress to the Premises through designated areas and under conditions approved by the Landlord and (ii) to use the designated parking lot in common with others, at a ratio of one (1) space per 183 rentable square feet of leased area within the Premises. No easement for light or air is granted hereunder.

(b) For all purposes of this lease, the Premises shall be deemed to contain a total of 40,087 square feet of rentable floor area, provided, however, the parties acknowledge and agree that Tenant’s architect will remeasure the Premises prior to occupancy in accordance with BOMA standards for single tenant measurements and if such measurements indicate a discrepancy between the actual rentable floor area and the area specified in this Lease, the Lease measurements and applicable rental payments will be adjusted accordingly. The Premises are to be occupied by the Tenant in two (2) phases as follows:

(1) Phase I Premises - (20,251) rentable square feet, second floor): Rental payments shall commence on the first day of the tenth (10th) month following the Lease Commencement Date, as hereinafter defined.

(2) Phase II Premises - (19,836) rentable square feet on the first floor): Rental shall commence on the date the Occupancy Permit for Phase II Premises is received, the target date for which is no later than ninety (90) days following the date upon which the present tenant vacates the Premises. If Tenant occupies the Phase II Premises prior to the end of the ninth (9th) month of the Lease, rental payments for Phase II shall not commence until the first day of the tenth (10th) month following the Lease Commencement Date.

Said Building shall be deemed to contain a total of 40,087 square feet of rentable floor area. In the event of any delay caused by Tenant, occupancy shall be deemed to have occurred on the date that the Premises would have been ready for occupancy but for such delay. .A Tenant delay is defined as any action or inaction by Tenant, or its architects, or agents, in failing to (i) give its consent or approval, or (ii) furnish any required plan, data or information, or (iii) make a selection of materials, colors or other elements, or (iv) install its furniture, data facilities or other improvements, in such a manner or at such a time as to hinder or delay Landlord or Landlord’s contractors in the construction of the Tenant Improvements. No delay by Tenant shall be deemed to have occurred unless Landlord give Tenant prompt written notice thereof.

2. Term.

(a) To have and to hold the Premises for a term (the “Term”) commencing upon the receipt of an Occupancy Permit for the Phase I Premises (the “Lease Commencement Date”), and, unless sooner terminated, as herein provided, extending for a period of six (6) years. Landlord shall deliver the Phase I Premises to Tenant within ninety (90) days of Landlord’s receipt of the following:

(1) completed construction plans to a level that a building permit can be issued for all Tenant Improvement Work for Phase I, and

(2) all required building permits for Phase I, and

(3) written notice by Tenant authorizing Landlord to proceed with construction of Tenant Improvements at a designated price agreed upon by Landlord and Tenant.

(b) If the Landlord does not provide the Premises, suitable for occupancy within the specified time, Tenant shall be entitled to an additional two (2) days of rent abatement for each day of delay to the applicable delayed phase of occupancy, unless such delay is the result of the acts or omissions of Tenant or its agents or an act of force majeure, as hereinafter specified

(c) If the Landlord fails to provide the Premises suitable for occupancy within 180 days of receipt of items (1), (2), and (3) above, Tenant may terminate this Lease without further liability to Landlord unless such delay is the result of acts or omissions of Tenant or its agents or an act of force majeure, as hereinafter specified.

(d) Landlord shall deliver the Phase II Premises to the Tenant within ninety (90) days of Landlord’s receipt of the following:

(1) completed construction plans to a level that a building permit can be issued for all Tenant Improvement Work for Phase II, and

(2) all required building permits for Phase II, and

(3) written notice by Tenant authorizing Landlord to proceed with construction of Tenant Improvements at a designated price agreed upon by Landlord and Tenant, and

(4) the first floor Premises having been vacated by the existing tenant.

(e) If the Landlord does not provide The Phase II Premises, suitable for occupancy within the specified time, Tenant shall be entitled to an additional two (2) days of rent abatement for each day of delay to the Phase II Premises occupancy, unless such delay is the result of the acts or omissions of Tenant or its agents or an act of force majeure, as hereinafter specified.

3. Rent.

(a) Tenant hereby agrees and covenants to pay to the Landlord as rental for the Premises in advance on the first day of each month during the term hereof the “Base Rent” in accordance with the following schedule:

(1) Phase I Premises	$26,409.38 per month

(2) Phase II Premises	$25,869.46 per month

Said base rent is to be prorated for portions of the calendar month at the beginning and end of said term and to be paid to Landlord in the manner designated by Landlord either (i) by wire transfer via the Federal Banking Wire Transfer system to an account designated by Landlord or (ii) at Pizzagalli Properties, LLC, P. O. Box 752031, Charlotte, NC 28275-2031 or at such other place as Landlord shall designate in writing to the Tenant in the manner provided herein. Said rental shall be paid promptly without notice or demand and without setoff or deduction of any kind. The Base Rent shall be increased at a rate of 2.5% per year through the Term of the Lease. After the first lease year and in each succeeding lease year, the Base Rent shall be one hundred two and five tenths percent (102.5%) of the annualized Base Rent payable in the last month of the immediately preceding lease year. A “lease year” shall be a 365 or 366 consecutive day period, as the case may be, commencing on the Lease Commencement Date and on each anniversary thereof. Rental for each phase shall be payable in accordance with the date specified in Article 1(b) above. Rental for the first nine (9) months of the Term shall be abated.

Tenant has deposited with Landlord the sum of Fifteen Thousand Dollars ($15,000.00) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. Said security deposit shall be transferred from Tenant’s previous lease for premises located in Suite 100 at 5001 Hospitality Court upon commencement of this Lease and no additional amounts shall be due from Tenant. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a breach of this Lease. Landlord shall not, unless otherwise required by law, be required to keep this security deposit separate from its general fund, nor pay interest to its Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last transferee of Tenant’s interest hereunder) no later than thirty (30) days after the expiration of the Lease term and upon Tenant’s vacation of the Premises In the event the Building is sold, the security deposit will be transferred to the new owner, and the Landlord named herein shall have no further liability in connection therewith.

(c) If Tenant fails to pay any installment of rent when due, or fails to pay to Landlord any other amount payable under the terms of this Lease within the time period specified for payment, then the full amount of the delinquent installment or payment shall bear interest at the lesser of: (1) ten per cent (10%) per annum; or (b) the maximum rate permitted by law, from the date due until the date paid, provided, however, Tenant shall be granted two (2) grace period per each calendar year during which no interest will accrue for payments made within ten (10) days of notice of late payment. In addition, a late charge equal to two percent (2%) of the rent or any other amount payable under the terms of this Lease, or $50.00, whichever is greater, shall be paid by Tenant on all payments not received by Landlord ten (10) days after Tenant’s receipt of written notice of default.

4. Permitted Uses.

(a) Tenant shall use and occupy the Premises for the following described purposes and for none other:

General Office Use, Software Development, Training

and other uses related to the business of Tenant.

(b) The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or on the Building. Landlord acknowledges that general office use will not vitiate or increase the rate of insurance.

(c) In the event that Tenant fails to comply with this provision, then Tenant shall reimburse Landlord, within thirty (30) days after notice of payment of charges by Landlord, as additional rent hereunder, for that portion of all insurance premiums previously or thereafter paid by Landlord which shall have been charged because of such failure by Tenant to so comply, such payment to be made within thirty days after payment of charges by Landlord.

5. Acceptance of Premises; Repairs: Alterations.

The Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted same as suitable for the use intended by the Tenant excluding latent defects. The Landlord shall not be required, after possession of the Premises has been delivered to the Tenant, to make any repairs or improvements to the Premises, except repairs necessary for safety and tenantability and customary office or building maintenance. Notwithstanding the foregoing, prior to occupancy of the Premises by Tenant, Landlord and Tenant shall prepare a “punchlist” of items to be completed by Landlord within thirty (30) days of occupancy, Landlord shall also be responsible for latent defects to the Premises or the Building. The Tenant shall make no alterations in, or additions to, the Premises, in excess of $15,000.00, without first obtaining in writing the Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed, for such alterations or additions, which such alterations or additions shall be at the sole cost and expense of the Tenant. In connection therewith, Tenant shall comply with all applicable rules, regulations, laws, or orders of any governmental authority, or any reasonable rules or conditions established by Landlord or Landlords insurance carrier.

6. Duty of Care

Tenant shall take good care of the Premises and appurtenances and every part thereof and see that no damage or destruction occurs as a result of its fault or neglect. Tenant shall promptly report to Landlord any defective condition known to him which the Landlord is required to repair, and the failure to so report shall make the Tenant responsible for additional damages resulting from the failure to report such defective condition.

7. Assignment.

Tenant shall be granted the absolute right to assign the lease in its entirety or to sublease all or any portion of the Premises without the consent of Landlord to (a) any entity resulting from a merger or consolidation; (b) any entity succeeding to the business and assets of Tenant and/or (c) any subsidiary or affiliate of Tenant. No assignment under (a) or (b) shall be effective unless the creditworthiness of the successor is at least equal to that of the predecessor. The Tenant shall remain liable on the Lease in the event of an assignment or subletting under (c). Any other assignment or sublease shall be effective only with the prior written consent of Landlord and such consent shall not be unreasonably withheld, delayed or conditioned for any reason whatsoever. Tenant shall not be required to share any profits resulting from subleasing activities.

8. Termination not to affect liability for rent.

Except as provided in Article 26, no termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect rent for the period prior to the termination thereof.

9. Signs.

Tenant shall not paint or place any signs, displays, advertising devices, or other things upon the windows of the Premises or at any other location in, upon or about the Premises or the Building which are visible from outside of the Premises or the Building. Landlord will install a building standard sign at the door to the Premises at Landlord’s expense, and include Tenant’s name on a common directory in the lobby of the Building. All such signage shall be approved in advance by Tenant. Tenant acknowledges that Landlord may from time to time erect and maintain signs to identify the Building or signs displaying the name or logotype of another Tenant of the Building, provided however, that no such signs shall obstruct any window of the Premises. Tenant shall be responsible for any exterior building mounted signage, which shall be approved in advance by Landlord and shall meet all local signage requirements.

10. Removal of fixtures.

Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extensions thereof, remove all fixtures and equipment, including the emergency generator, which it has placed in the Premises provided that Tenant repairs all damages to the Premises caused by such removal.

11. Attorneys’ fees.

In the event attorneys are employed by either party, for resolution of a dispute hereunder or for enforcement of a provision of this Lease, the non-prevailing party shall pay the prevailing party’s reasonable attorney’s fees and expenses incurred in connection therewith.

12. Loss of personal property.

Tenant agrees that all personal property brought into the Premises shall be at the risk of the Tenant only and the Landlord shall not be liable for theft thereof or any damage thereto occasioned from any acts of co-tenants or other occupants of said Building or any other person unless any such act is the direct result of Landlord’s negligence or willful misconduct.

13. Comply with laws.

Tenant agrees that it will promptly comply at its own expense with all requirements of any governmental authority having competent jurisdiction, which requirements are made necessary by reason of Tenant’s occupancy of said Premises and would not have otherwise been necessary.

14. Duty to keep Premises in good order.

Tenant hereby covenants and agrees to keep the Premises in as good order, repair and condition as the same are in as of the commencement of the term hereof, or may be put in thereafter, damage by fire or unavoidable casualty, acts of God, eminent domain and normal wear and tear excepted; and at the termination hereof, to peaceably yield up said Premises and all additions, alterations, and improvements thereto in such good order, repair and condition leaving the Premises clean, neat and tenantable. If Landlord in writing permits Tenant to leave any such goods and chattels in the Premises, and the Tenant does so, Tenant shall have no further claims and rights in such goods and chattels as against the Landlord or those claiming by, through or under the Landlord.

15. Entire agreement herein.

This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements between the parties not embodied herein shall be of any force or effect.

16. Remedies cumulative: Nonwaiver.

No remedy herein or otherwise conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be distinct, separate and cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity; and every power and remedy given by this Lease may be exercised from time to time as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default on the part of Tenant shall impair any such right or power, or shall be construed to be a waiver of any such default, or an acquiescence therein, or shall waive or impair any remedy available to Landlord under this Lease or under applicable law for any subsequent default The acceptance of rent by Landlord with knowledge of a default by Tenant hereunder shall not constitute a waiver of such default.

17. Operating and Tax Escalation.	Not Used.

18. Operating Cost Escalation.	Not Used.

19. Operating Cost Escalation.	Not Used.

20. Tax Escalation.	Not Used.

21. Services by Landlord.

(a) Landlord covenants and agrees to furnish, including but not limited to, the following services to the Premises as follows and as commensurate with comparable Class A facilities of comparable size and nature in the Research Triangle Park area of North Carolina:

(1) Elevator service.

(2) Water for ordinary drinking, cleaning, lavatory and toilet facilities.

(3) Cleaning and janitor service five (5) days per week in accordance with attached Exhibit E.

(4) Maintenance and repair of the Building in a safe and tenantable condition, except maintenance and repair which is the obligation of the Tenant hereunder or with respect to which the Landlord is specifically excused from responsibility, provided, however, that any such maintenance or repairs made necessary by fault or neglect of the Tenant or the employees and visitors of the Tenant shall be at the expense of the Tenant and Tenant shall pay all reasonable costs thereof.

(5) Window washing.

(6) Initial and replacement lamping (lamps, ballasts and bulbs).

(7) Maintenance and upkeep of all landscaped areas including lawns, trees and shrubs according to generally recognized horticultural practices.

(8) Electricity, subject, however to Tenant’s obligation to pay electrical energy charges pursuant to Article 22 hereof.

(9) Pest Control

(10) Common Area security

(b) Landlord shall not be liable to anyone for interruption in or cessation of any service rendered to the Premises or Building or agreed to by the terms of this Lease, due to any accident, the making of repairs, alteration or improvements, labor difficulties, trouble in obtaining fuel, electricity service or supplies from the sources from which they are usually obtained for said Building, or any cause beyond the Landlord’s control, except as a result of Landlord’s negligence or failure to fulfill its obligations under this lease, except to the extent that the liability of the Landlord is insured by virtue of a general comprehensive Landlord’s public liability insurance policy, which the Landlord agrees to maintain on the Building with the same limits as provided in Article 31 for Tenant. If the cause of the interruption or cessation of services is within Landlord’s control and the interruption or cessation continues for more than three (3) consecutive business days, rent shall be equitably abated commencing with the fourth (4th) day of interruption through the day prior to full restoration of services. The parties agree that, notwithstanding anything to the contrary in this Lease, all rights of self-help as described in Article 23 of this Lease shall apply to any interruption in or cessation of any service rendered to the Premises.

(c) In the event Tenant wishes to provide outside services for the Premises, outside its normal course of business and over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior written approval of Landlord for the installation and/or utilization of such services, which approval shall not be unreasonably withheld. “Outside services” shall include but shall not be limited to cleaning and moving services, television and so-called “canned music” services, security services, and the like. In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant’s sole cost, risk and expense.

(d) Landlord shall be responsible for the maintenance and repair of all Building and common area systems including above ceiling HVAC, plumbing and electrical systems. Landlord shall also be responsible for the maintenance of the structure to include the roofing system.

22. Tenant’s Obligations. Tenant covenants and agrees as follows:

(1) to pay, when due, all rents and other charges set forth herein; all charges for telephone and other communications systems used at, supplied to, or furnished to the Premises.

(2) to pay, directly to the utility companies, all costs for electrical power and gas serving the Premises. Notwithstanding the foregoing, until such time as Tenant is the sole occupant of the Building, monthly utility costs shall be paid by the Landlord and billed to the Tenant on a prorata basis.

(3) not to place a load upon any floor of the Premises (other than the first floor) in excess of 80 pounds live load per square foot or in violation of what is allowed by law. First floor loads shall not exceed 400 pounds live load per square foot.

(4) that, without limitation of any other provision herein, the Landlord and its employees shall not be liable for any injuries to any person or damages to property due to the Building, or any part thereof, or any appurtenance thereof, becoming out of repair or due to the happening of any accident in or about the Building or the Premises or due to any act or neglect of any tenant of the Building or of any employee or visitor of any tenant. Without limitation, this provision shall apply to injuries and damage caused by nature, rain, snow, ice, wind, water, steam, gas, or odors in any form or by the bursting or leaking of windows, doors, walls, ceilings, floors, pipes, gutters, or other fixtures; and to damage caused to fixtures, furniture, equipment and the like situated in the Premises, whether owned by the Tenant or others. Provided however, and notwithstanding anything to the contrary in this Agreement, Landlord shall be liable for its willful acts and negligence and the willful acts and negligence of its employees to the extent that liability of the Landlord is insured by virtue of a Landlord’s general comprehensive public liability insurance policy, which the Landlord agrees to maintain on the Building, with the same limits as provided in Article 31 for Tenant.

(5) to permit Landlord or its agents to examine the Premises at reasonable times and upon reasonable notice, which examination may require a Tenant escort through the Premises, except in the event of an emergency, and, if Landlord shall so elect, to make any repairs or additions Landlord may reasonably deem necessary and, at Tenant’s expense, to remove any alterations, signs, drapes, curtains, shades, awnings, aerials, flagpoles, or the like, not consented to in writing.

(6) to permit Landlord upon notice, at reasonable times and with reasonable frequency to show the Premises to prospective purchasers, mortgagees and, during the last six (6) months of the Lease term, to prospective tenants of the Building.

(7) to permit Landlord at any time or times to decorate and to make, at its own expense, repairs, alterations, additions, improvements, structural or otherwise, in or to the Building or any part thereof, and during such operations to take into and through the Premises or any part of the Building all materials required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, Landlord agreeing, however, that it will carry out such work in a manner which will cause minimum inconvenience and interference to the business of the Tenant and with minimal disruption to Tenant or its ability to access its Premises. Landlord further agrees that such actions shall in no way diminish Tenant’s ability to use the Premises or common areas, including but not limited to parking lots.

(8) not to install any vending machines or food services equipment in or upon the Premises without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld.

(9) not to permit any employee of the Tenant to violate any covenant or obligation of Tenant hereunder.

(10) not to suffer or permit any hen of any nature or description to be placed against the Building, the Premises, or any portion thereof, and, in the case of any such lien attaching by reason of the conduct of Tenant, to immediately pay and remove the same. This provision shall not be interpreted as meaning that the Tenant has any authority or power to permit any lien of any nature or description to attach to or be placed upon the Landlord’s title or interest in the Building, the Premises, or any portion thereof.

(11) to keep the Premises equipped with all safety appliances required by law or public authority because of the specific use or occupancy of the Premises by the Tenant. Landlord agrees to keep Tenant informed regarding the necessary and required safety appliances.

(12) to use electric current in such manner as not to overload the Building’s wiring installation and not to use any electrical equipment which in Landlord’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other Tenants in the Building.

(13) Tenant shall be responsible for any cost of moving.

(14) Tenant shall be responsible for the maintenance and repair of any supplemental HVAC equipment, appliances or electrical equipment installed by Tenant, unless such maintenance or repair is due to the negligence of Landlord, its employees or agents.

23. Self-help.

If either party shall at any time breach or default in the performance of any of the obligations of such party under this Lease beyond any applicable period of grace, notice or cure, the other party shall have the right to perform such obligation of the first party including the payment of money and the performance of any other act. Notwithstanding the foregoing, if a notice period is not specifically set forth in this Agreement, the nondefaulting party shall provide the defaulting party with no less than ten (10) business days notice of such default and the right to cure during such notice period. All sums paid and all necessary and reasonable incidental costs and expenses in connection therewith shall be payable immediately upon demand. Landlord may peaceably enter the Premises to exercise its rights hereunder, and amounts owed by Tenant hereunder shall be additional rent Prior to notice of Landlord default, Tenant shall have no right to offset amounts owed by Landlord hereunder or to deduct such amounts from rent or charges due hereunder, and Tenant may not terminate this Lease for failure of Landlord to pay amounts hereunder.

24. Landlord’s Rights. Landlord may, without limitation of anything elsewhere herein contained:

(1) designate and change the name and street address of the Building; provided however that the Landlord shall first give reasonable notice thereof to the Tenant and reimburse Tenant for any reasonable costs of restocking stationery, business cards and the like incurred as a result of such change.

(2) Reject, upon reasonable notice and with good cause, any source from which Tenant may obtain maintenance services for the Premises and any service in or to the Building and its tenants.

(3) retain and use in appropriate instances keys to all doors within and into the Premises. No locks shall be changed by Tenant without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided that Tenant shall provide Landlord with keys to any new locks.

(4) close the Building after regular working hours (regular working hours being from 8:00 a.m. to 6:00 p.m. Monday through Friday, Saturdays from 8:00 a.m. to Noon) and all Sundays and legal holidays; subject however, to Tenant’s rights of admittance under such regulations as Landlord may prescribe from time to time including, but not by way of limitation, the requirement that persons entering or leaving the Building identify themselves by registration or otherwise to establish their right to so enter or leave. Notwithstanding anything to the contrary in this provision, Tenant shall be permitted twenty-four (24) hour access to the Premises.

(5) enter upon the Premises at reasonable times and upon reasonable notice (except that no notice will be required in emergencies) and exercise any and all of Landlord’s rights under this Lease without being deemed guilty of any eviction or disturbance of Tenant’s use or possession and without being liable in any manner to Tenant, except with respect to the negligence or willful misconduct of Landlord or of Landlord’s employees or agents.

(6) establish such reasonable rules and regulations, as described on the attached Exhibit D for the conduct and operation of the Premises and the Building as are not inconsistent with the express terms of this Lease, provided, however, Tenant shall have no less than thirty (30) days to comply with any such rule change and all such rule changes shall be consistent with the rules and regulations imposed on other tenants in the Building.

(7) upon reasonable prior notice to Tenant, change the arrangement and/or location of public entrances, doorways, doors, passageways, corridors, elevators, toilets, stairs, or other public parts of the Building, provided that such changes do not materially adversely affect Tenant’s use and enjoyment of the Premises.

25. Subordination: Mortgagee’s Rights.

(a) Tenant agrees, at the request of Landlord, to subordinate this Lease to any mortgage or mortgages placed upon the Premises by Landlord and to any ground or underlying leases and, if required by the mortgagee or mortgagees, or such ground or underlying Landlord, to agree not to prepay rent more than thirty (30) days in advance, provided such mortgagee or Landlord shall agree that, in the event such holder takes possession of the Premises or forecloses such mortgage or takes a deed in lieu of foreclosure, or terminates its ground or underlying lease, Tenant shall continue its occupancy of the Premises in accordance with the terms and provisions of this Lease so long as Tenant shall then recognize such holder as Landlord hereunder and continue to pay the rent when due and otherwise punctually perform all Tenant’s obligations hereunder.

(b) Tenant agrees that, subject to the provisions contained in this Lease, it will not cancel or terminate this Lease by reason of any act, omission, breach or default by Landlord, or for any other cause except the normal expiration hereof, without first giving written notice of such act, omission, breach or default to any mortgagee of the Building or ground or underlying Landlord and affording such party the opportunity to remedy such act, omission, breach or default within ten (10) days from receipt of such written notice or within such longer time as may be reasonably necessary under the circumstances. Landlord agrees to provide written notice of the name and mailing address of any such mortgagee or underlying landlord at the time the mortgage or underlying lease is executed, but Tenant shall not be excused by failure of such notice and Landlord shall not be liable for such failure.

26. Damage to property; eminent domain.

(a) If the Premises are damaged or destroyed during the Lease term by fire or other casualty, Landlord will reconstruct the Premises to the same condition as existed immediately prior to the occurrence of such casualty. Tenant shall be entitled to an abatement of rent during the period of reconstruction or repair. Notwithstanding the foregoing, if the Building shall be damaged or destroyed by casualty to the extent of 25% or more of the replacement value or if the repairs will take in excess of ninety (90) days, then Landlord and Tenant shall each have the option to terminate this Lease by providing written notice to the other party within sixty (60) days of the occurrence of such casualty.

(b) If all of the Premises and/or the Building, or such parts thereof as will make the Premises unusable for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and the rent shall be adjusted between the Landlord and Tenant as of such date. If (i) only a portion of the Premises and/or the Building is taken and Tenant can continue use of the remainder, at Tenant’s sole discretion, or (ii) the taking relates to parking areas, access drives and the like and what remains of the Premises continues to comply with applicable zoning codes and provides Tenant with reasonably convenient access to a public highway and sufficient parking for the purpose of this Lease, then this Lease will not terminate, but rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, provided, however, that Tenant shall not be prevented from making a claim against the condemning party for any moving expenses, loss of profits or taking of fixtures or other Tenant improvements to which Tenant may be entitled. Landlord reserves and accepts all rights to damages to said Premises and Building and the leasehold hereby created, accrued or substantially accruing by reason of anything lawfully done in pursuance of any public, or other authority; and by way of confirmation, Tenant grants to Landlord all Tenant’s rights to such damages and covenants to execute and deliver such further instruments of assignment thereof in form and substance satisfactory to Tenant as Landlord may from time to time request, without otherwise waiving its rights set forth above.

27. Default and Remedies.

(a) Event of Default. The occurrence of any one of the following shall constitute an Event of Default under this Lease:

(1) Failure to make base rent payments or any other payment due hereunder for a period of ten (10) calendar days after written notice of such default has been given to Tenant, provided, however, Tenant shall have two grace period during each calendar year, during which such late payments shall not be considered a default under this Lease;

(2) Default in the performance of any other of the terms, conditions, or covenants contained in this Lease to be observed or performed by Tenant, if such default is not cured within thirty (30) days after written notice thereof or if such default cannot be cured within thirty (30) days, Tenant does not within such thirty (30) days commence such cure promptly and pursue the same with diligence to completion;

(3) If Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file in any court pursuant to any statute, either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization, or file or have filed against it a petition for the appointment of a receiver or trustee for all or substantially all of the assets of Tenant, and such appointment shall not be vacated or set aside within fifteen (15) days from the date of such appointment;

(4) If Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement;

(5) If Tenant shall abandon the Premises, provided, however, a failure to occupy part or whole of any Phase shall not be deemed an abandonment of the Premises, provided that Tenant remains in at least one of the Phases of the Premises; or

(6) If Tenant suffers the Lease to be taken under any writ of execution and such writ is not vacated or set aside within fifteen (15) days.

(b) Landlord’s Remedies. Upon the occurrence of an Event of Default, Landlord shall have the immediate right of peaceable reentry without resort to legal proceedings and the right to terminate and cancel this Lease. If Landlord should elect to reenter as herein provided, or should it take possession pursuant to legal proceedings, it may terminate this Lease and relet the Premises for such term and at such rentals and upon such other terms and conditions as the Landlord may deem advisable. If such reletting shall yield rentals insufficient for any month to pay the rental due by Tenant hereunder for that month, Tenant shall be liable to Landlord for the deficiency and same shall be paid monthly. Landlord hereby agrees that it shall make commercially reasonable efforts to mitigate any damages under this Lease and further agrees that notwithstanding anything to the contrary in this Lease, it shall not be entitled to amounts in excess of what it would have received if the Event of Default had not otherwise occurred. If as a result of Tenant’s default hereunder, Landlord shall institute legal proceedings for the enforcement of Tenant’s obligations, Tenant shall pay all reasonable costs incurred by Landlord, including reasonable attorneys’ fees.

(c) Tenant shall also pay to Landlord such expenses as Landlord may incur in connection with reletting including, but not by way of limitation, reasonable attorney’s fees, brokerage and advertising costs, and expenses for keeping the Premises in good order or for preparing same for reletting.

28. Captions.

The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision hereof.

29. Landlord’s right to sell.

Landlord shall have the right to sell, assign, transfer or otherwise alienate its interest in the Building. Upon such sale, assignment, transfer or alienation, the new owner shall succeed to all of Landlord’s obligations hereunder, and Tenant shall be bound to the new owner to the same extent as it was bound to Landlord. At such time, Landlord hereunder shall be entirely freed and relieved of any further obligation or responsibility under this Lease. Landlord will provide Tenant with, and Tenant shall execute and deliver, a Subordination, Non-Disturbance and Attornment Agreement in an acceptable form, with any and all mortgagees, land landlords and other parties that now or hereafter may have priority over this Lease, confirming that this Lease and Tenant’s rights hereunder are and shall be subject and subordinate to the rights of such parties, that Tenant shall attorn to such parties and that, so long as Tenant shall not be in default with respect to its obligations under this Lease, beyond any applicable grace period, such mortgagees, land landlords and other parties will recognize the rights of Tenant and agree not to disturb Tenant’s occupancy of the Premises. Landlord herewith represents that, as of the date hereof, it is not in default under the terms of any mortgage, deed of trust, or ground and/or building lease affecting the Premises.

30. Joint and several liability.

If Tenant is more than one person or party, Tenant’s obligations shall be joint and several. Unless repugnant to the context, “Landlord” and ‘Tenant” mean the person or persons, natural or corporate, named above as Landlord and Tenant respectively, and their respective heirs, executors, administrators, successors and assigns.

31. Liability insurance.

Tenant shall procure and maintain during the term of this Lease commercial general liability insurance in the name of Tenant by an insurance carrier reasonably acceptable to Landlord with limits of not less than $2,000,000 for bodily injury or property damage arising out of any one occurrence, and $3,000,000 in the aggregate, or with such larger limits as may be reasonably required from time to time by Landlord and as are prudent under local conditions and standards. All such policies shall name Landlord as additional insured thereunder. All such policies shall require the carrier to provide at least thirty (30) days’ prior written notice to Landlord in the event of amendment or cancellation. Evidence of such insurance shall be furnished to Landlord within ten (10) days after the date hereof and at least thirty (30) days prior to the expiration of any prior insurance policy.

32. Fire Insurance.

It is acknowledged and understood by the parties hereto that such insurance for fire and extended coverage as Landlord elects to purchase shall be for the sole benefit of the Landlord, and that such insurance shall not cover Tenant’s personal property, trade fixtures, leasehold improvements, and other appurtenances, and that in the event of damage to or loss of any such items, Landlord shall have no obligation to repair or replace same. Notwithstanding the foregoing, Landlord shall maintain fire, liability, casualty and other relevant insurance in an commercially reasonable amount to permit Landlord to repair or rebuild the Premises, Building and common areas to its current condition in the event of a casualty. Other than in the case of negligence or willful misconduct, Landlord and Tenant hereby release and waive all right of recovery against each other or any one claiming through or under each of them by way of subrogation or otherwise and arising out of any loss by fire or other similar casualty.

33. Lease Not to be Recorded.

Landlord and Tenant agree that this Lease shall not be recorded. Landlord and Tenant shall enter into a Memorandum of Lease in recordable form, which Memorandum shall be duly and timely recorded by Landlord at Landlord’s expense.

34. Severability.

If any provision of this Lease or its application to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

35. Notice.

All notices required or permitted to be given under this Lease shall be in writing and shall be given by personal delivery, by facsimile transmission, or by nationally recognized overnight express service, to the addresses set forth below. Any notice given in the manner set forth in this Section 35 shall be deemed given and delivered, whether or not received (or if delivery is refused), when personally delivered, when sent by facsimile transmission ((a) IF the sending party actually received electronic answerback confirmation by 5 p.m. as of the receiving party’s time during a business day, or (b) the next business day, if otherwise), or when delivered to the nationally recognized overnight express service, as applicable. Either party may change its address(es) by written notice to the other party pursuant to the provisions hereof.

If to Landlord, to:	50 Joy Drive
Post Office Box 2009
South Burlington, Vermont 05407-2009
Attn: James Pizzagalli
Facsimile Number: (802) 651-1307

With a copy to:	7421 Carmel Executive Park, Suite 120
Charlotte, NC 28226
Attn: Fred Johnston
Facsimile Number: (704) 541-3027

If to Tenant, to:	2701 Aerial Center Parkway
Morrisville, NC 27560
Attn: M. Scot Wingo
Facsimile Number: (919)388-9405

36. Mortgagee Approval.

(a) This Lease is subject to the approval of Landlord’s mortgagee, and the parties agree hereby to execute an amendment to the Lease, in such form as said mortgagee might reasonably require, in the event that any technical changes are required. It is understood that any such changes will not affect such substantive items as the rent or term provided for herein.

(b) In addition, Tenant agrees to execute estoppel certificates or other such documents which, from time to time, mortgagee may reasonably request.

37. Indemnification.

(a) Tenant agrees to indemnify and save harmless Landlord against all claims for damages to persons or property by reason of the use or occupancy of the Premises, the Building or Landlord’s adjoining land by Tenant or by Tenant’s employees and invitees and all expenses incurred by Landlord on account thereof, including reasonable attorney’s fees and court costs. Tenant further shall be liable for and shall hold Landlord harmless in connection with damage or injury to Landlord, the Premises, the Building and the land and property or persons of Landlord’s other tenants, or anyone else, if due to act or neglect of Tenant, or anyone in its control or employ.

(b) Landlord agrees to indemnify and save harmless Tenant against all claims for damages to persons or property by reason of the use or occupancy of the Building or Landlord’s adjoining land by Landlord not caused by Tenant’s negligence, including all expenses incurred by Tenant on account thereof, including reasonable attorney’s fees and court costs. Landlord further shall be liable for and shall hold Tenant harmless in connection with damages or injury to Tenant, the Premises, the Building and the land and property or persons of Landlord’s other tenants, or anyone else, if due to the actions or neglect of Landlord, or anyone in its control or employ.

38. Relocation.	Not Used.

39. Hazardous Materials.

(a) Landlord hereby represents and warrants that as of the date of occupancy each Phase of the Premises, such Phase is in full compliance with all local, state and federal laws, ordinances and regulations relating to Hazardous Materials. Landlord further agrees to indemnify Tenant from any claims based on any violation of the above representation and warranty.

(b) Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of on, in, or under the Premises, or transport to or from the Premises, any Hazardous Materials (as defined below), or allow any other person or entity to do so. Tenant shall comply with all local, state and federal laws, ordinances and regulations relating to Hazardous Materials on, in, under or about the Premises.

(c) Tenant shall promptly notify Landlord should Tenant receive notice of, or otherwise become aware of, any; (a) pending or threatened environmental regulatory action against Tenant or the Premises; (b) claims made or threatened by any third party relating to any loss or injury resulting from any Hazardous Material; or (c) release or discharge, or threatened release or discharge, of any Hazardous Material in, on, under or about the Premises.

(d) Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including attorneys’ fees) directly or indirectly attributable to Tenant’s failure to comply with this Article 40, including, without limitation: (a) all consequential damages; and (b) the costs of any required or necessary repair, cleanup or detoxification of the Premises, and the preparation and implementation of any closure, remedial or other required plan. The indemnity contained in this Article 40 shall survive the termination or expiration of this Lease.

(e) As used in this Article 39, the term “Hazardous Materials” shall mean any element, compound, mixture, solution, particle or substance which is dangerous or harmful or potentially dangerous or harmful to the health or welfare of life or environment, including but not limited to explosives, petroleum products, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation: (1) any substances defined as or included within the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “hazardous pollutants” or “toxic pollutants,” as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act, or any amendments thereto, or any regulations promulgated thereunder, and any other law or regulation promulgated by any federal, municipal, state, county or other governmental or quasi governmental authority and/or agency or department thereof; (2) any “PCBs” or “PCB items” (as defined in 40 C.F.R. §761.3); or (3) any “asbestos” (as defined in 40 C.F.R. §763.63).

40. Limitation on Liability.

Tenant shall look solely to the estate and interest of Landlord in the Building for the collection of any judgment requiring the payment of money by Landlord for default or breach by Landlord under this Lease. Landlord shall be released from any further liability under this Lease upon a sale of the Building.

41. End of Term: Holding Over.

Upon the expiration of the term or earlier termination of this lease, Tenant shall quit and surrender to Landlord the Premises, broom clean and in as good order and condition as the Premises were at the time of Tenant’s occupancy thereof, ordinary wear and tear excepted.

If Tenant retains possession of the Premises, or any part thereof, for thirty (30) days after the expiration or termination of this Lease, then Tenant’s holding over shall constitute a renewal of this lease on a month-to-month basis on the same terms and conditions hereof, but Tenant shall pay to Landlord One Hundred Twenty-Fifty Percent (125%) of the then applicable monthly base rent, as well as other amounts payable under this lease, for each of the first three months or partial months and One Hundred Fifty Percent (150%) of the ten applicable monthly base rent, as well as other amounts payable under this lease for each month after the third month during which Tenant retains possession of the Premises, or any part thereof, after the expiration or termination of this lease, or the termination of Tenant’s right of possession of the Premises. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession. The provisions of this Section 41 shall not constitute a waiver by Landlord of any re-entry rights of Landlord available under this lease or by law.

42. American With Disabilities Act.

Landlord is responsible for maintaining the Building and its common areas in compliance with all applicable rules, regulations, laws, or orders of governmental authority, including compliance with the Americans With Disabilities Act and further represents and warrants that as of the date of occupancy of each Phase of the Premises, each such Phase is in compliance with all such applicable laws. Tenant’s Premises will be constructed in accordance with the Americans With Disabilities Act, however, if Tenant initiates or undertakes any alterations or additions to its Premises after the initial construction, or if the law changes after the initial construction and Tenant has actual knowledge of such change in the law, then Tenant shall be responsible for complying with all applicable rules, building codes, regulations, laws, or orders of governmental authority, including any additional compliance with Americans With Disabilities Act resulting from Tenant’s proposed alterations or additions.

43. Wiring. Cabling and Telecommunication Equipment.

(a) Tenant shall be granted the right to install, at its expense, a T1 or T3 telecommunications line. Landlord shall allow the installation of the lines for both the telephone and rooftop communications equipment.

(b) Any wiring, cabling or telecommunication equipment installed by Tenant during occupancy of the Premises shall meet the requirements of the applicable national fire and safety codes, all local zoning and permit requirements; and

(c) Tenant shall remove all wiring, cabling or telecommunication equipment installed by Tenant or its vendor during the occupancy of the Premises, in accordance with applicable code or laws, unless excused in writing by the landlord; or to forfeit such sums from the security deposit, or by judgment, if insufficient funds exist in the security deposit, for the removal and disposal of any such wiring, cabling or telecommunication equipment.

44. Termination of Previous Lease.

Thirty (30) days following the occupancy of the Phase II Premises, Tenant’s current lease for space in Suite 100 at 5001 Aerial Center Executive Park, Cary, NC 27560 shall be terminated, with no penalty to Tenant, provided that Tenant is not then in default of any of the provisions thereof.

One-half (1/2) of the scheduled rental for the Premises at 5001 Aerial Center Executive Park shall be abated, from the Lease Commencement Date until the occupancy of Phase II of 2701 Aerial Center Park.

If the Phase II Premises are not provided by Landlord, suitable for occupancy by Tenant, by April 15, 2006, subject to the terms set forth I “Article 2. Term,” Tenant may remain in the 5001 Building until the completion of Phase II and there shall be no charge to Tenant for the scheduled rental from April 15, 2006 until the completion of the Phase II Premises.

45. Brokerage Commission.

Landlord and Tenant acknowledge and confirm that Tenant dealt and communicated with a real estate agent or broker, named Advantis GVA (through its agent Sue Back), and that Landlord shall pay said agent or broker a commission based on a separate commission agreement entered into by Landlord and Advantis GVA. The parties acknowledge and agree that Sue Back is now working through the brokerage firm of Colliers Pinkard and during the later period of negotiation of this lease, Ms. Back was an agent of the Colliers Pinkard firm. Except as set forth above, Tenant represents and warrants to Landlord that it has not had any dealings or communications with any other real estate broker or agent in connection herewith, and agrees to indemnify and hold Landlord harmless from and against any and all damages, costs and expenses (including court costs and reasonable attorney’s fees) which Landlord may incur as a result of a claim for compensation or a commission by any other real estate broker or agent with whom Tenant has dealt or communicated.

46. Force Majeure.

If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder (other than payment of money) by reason of strikes, lockouts, labor troubles, fire, inability to procure materials, unusual delay in deliveries, failure of power, restrictive governmental laws or regulations, unreasonable or unforeseeable delay in governmental actions, riots, insurrection, war, unavoidable casualties, unusually severe weather, or other reason of a like nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay

47. Riders and Exhibits.

The following riders and exhibits are hereby incorporated herein by reference and to the extent that any of such riders or exhibits conflict with any of the foregoing provisions, the provisions of such riders or exhibits shall prevail:

Exhibit A	Floor Plan of the Existing First Floor
Exhibit A-1	Floor Plan of the Existing Second Floor
Exhibit B	Master Plan
Exhibit C	Tenant Improvement Allowance
Exhibit D	Rules & Regulations
Exhibit E	Janitorial Schedule
Exhibit F	Renewal Option
Exhibit G	Early Termination Provision
Exhibit H	First Right of Refusal
Exhibit I	Roof Mounted Communication Equipment

IN WITNESS WHEREOF the parties hereto have executed this Lease as of the day and date first written above.

In the presence of:	PIZZACALLI PROPERTIES, LLC

By:

State of Vermont	)
)SS
Chittenden County	)

At So. Burlington in said. County on the 29th day of June 2005, James Pizzagalli, President of Pizzagalli Properties, LLC personally appeared and he executed the above instrument and acknowledged the same to be his free act and deed and the free act and deed of said Company.

Before me,

Notary Public
Julianne M. Heisler
My commission expires 2-10-07

In the presence of:	CHANNEL ADVISOR CORPORATION

By:

State of NC	)
)SS
Wake County	)

At Morrisville NC (city) in said County on the 20th day of June, (month) 2005, M. Scot Wingo, (name) CEO (title) of Channel Advisor Corp. (company) personally appeared and he/she executed the above instrument and acknowledged the same to be his/her free act and deed and the free act and deed of said Company.

Before me,

Notary Public

My commission expires:	7-12-2008

EXHIBIT “A”

FLOOR PLAN OF THE EXISTING FIRST FLOOR

CHANNELADVISOR CORPORATION

2701 AERIAL CENTER EXECUTIVE PARK

A-1

EXHIBIT “A-1”

FLOOR PLAN OF THE EXISTING SECOND FLOOR

CHANNELADVISOR CORPORATION

2701 AERIAL CENTER EXECUTIVE PARK

A-1-1

EXHIBIT “B”

MASTER PLAN

CHANNELADVISOR CORPORATION

2701 AERIAL CENTER EXECUTIVE PARK

MASTER PLAN
AERIAL
CENTER
CARY, NORTH CAROLINA
pizzagalli
properties

B-1

EXHIBIT “C”

TENANT IMPROVEMENT ALLOWANCES

CHANNELADVISOR CORPORATION

2701 AERIAL CENTER EXECUTIVE PARK

Landlord shall provide an allowance (the “Allowance”) for the construction of Tenant Improvements for Phase I and Phase II of the Premises in the amount of $524,036.00 calculated as the sum of $20.00 per rentable square foot for the second floor of the Premises (Phase I) and $6.00 per rentable square foot for the first floor of the Premises (Phase II). This amount is in addition to the cost of the previously installed ceiling grid for Phase I. Phase II shall be delivered in “as is” broom clean condition, subject to latent defects and removal of all existing cable and telephone wiring. Any costs for removal of existing cable and telephone wiring shall not be charged to Tenant and shall be in addition to the Allowance. All Allowances shall be used solely for fitting up the Premises to meet Tenant’s needs and for improvements to the Premises (collectively, the “Tenant Improvement Work”), provided, however, any Allowance amount not used for upfits may be applied to the Base Rent The parties acknowledge and agree that the Allowance amount is based on the rentable square footage set forth in Paragraph 1(a) of the Lease. In the event the BOMA calculations described in Paragraph 1(b) of the Lease requires in any modifications to the rentable square footage, proportional adjustments shall be made to the Allowance.

If Tenant elects to install an emergency generator, Landlord shall provide an Allowance of $10,000.00 for the installation and/or purchase of an emergency generator to serve Tenant’s computer server room. This Allowance will be paid to Tenant upon the completion of the generator installation. If installed, the generator and associated wiring and equipment shall be deemed the property of the Tenant. The Tenant shall be responsible for the operation, testing, maintenance and repair of the emergency generator.

Landlord shall provide Tenant an Allowance of $1.00 per rentable square foot for each phase to offset the cost of Tenant’s architect and engineer who shall be fully responsible for the design of all of the Tenant Improvement Work, including all architectural, electrical, plumbing and HVAC design. Such calculations shall be subject to the BOMA adjustments described in Paragraph 1(b) of the Lease. This Allowance shall be payable to the Tenant within thirty (30) days of Landlord’s receipt of an invoice from Tenant’s architect for the construction drawings for each phase of the work, provided that the drawings have been approved by all regulatory bodies having jurisdiction.

Upon Landlord’s receipt of Tenant’s approved architectural and engineering drawings, for each of the two (2) phases of occupancy, Landlord shall obtain bids from a minimum of three (3) Tenant-and- Landlord-approved building contractors, in accordance with the approved drawings and finishes specified by Tenant, and shall submit the bids to Tenant within fifteen (15) days of the receipt of approved drawings. Tenant shall approve or disapprove the low price as submitted from the selected group of contractor’s prior to the commencement of construction within the Premises and approve or disapprove Tenant’s contribution to the upfit (i.e.: any costs in excess of the applicable Allowance), if any. Landlord shall enter into a contract with the selected contractor to complete the job and shall supervise construction of the Premises and shall not charge a supervisory fee.

Upon completion of the improvements to the Premises, Landlord shall submit to Tenant the final, actual cost, to include any change orders associated with improving the Premises, which have been approved by Tenant. If the final cost exceeds the applicable Allowance, Tenant shall reimburse Landlord for all costs in excess of such Allowance within thirty (30) days of receipt of the final cost or Tenant may elect to reimburse Landlord for any costs in excess of the Allowance as additional rent, which shall be computed as the amount required to fully amortize the excess costs over the Term of the Lease at an interest rate of 8% and documented in a Lease Amendment to be executed by both parties. Tenant may amortize up to $100,000 of cost in excess of the Allowance.

Landlord shall be responsible for monitoring the contractors’ progress to insure they use their best efforts to complete the improvements to the Premises in a timely manner. In the event that contractor fails to complete the work within the time periods agreed to by the parties unless due to the acts or omissions of Tenant or its agents or an act of force majeure, Tenant shall be entitled to two (2) days of rent abatement for each day of delay on the part of the contractor with respect to the applicable delayed Phase of occupancy.

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EXHIBIT “D”

RULES AND REGULATIONS

CHANNELADVISOR CORPORATION

2701 AERIAL CENTER EXECUTIVE PARK

1.	The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than ingress and egress to the Premises. The halls, passages, exits, entrances, stairways, balconies and roof are not for use by the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord may be prejudicial to the safety, character, reputation or best interests of the Building and its tenants. Nothing herein contained shall be construed to prevent such access to persons with whom Tenant conducts business, unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building.

2.	Tenant shall not alter any lock or install any new or additional locks or bolts on any door of the Premises.

3.	No restroom fixture shall be used for any purpose other than that for which it was constructed; no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of the above rule shall be borne by Tenant or employees or invitees of Tenant.

4.	Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

5.	Except with the written consent of Landlord, which shall not be unreasonably withheld, no person or persons other than those approved by Landlord shall be permitted to enter the Premises or Building for the purpose of cleaning same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Janitorial services shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture or other special services.

6.	Tenant shall not use, keep or permit any foul or noxious gas or substance in the Premises, or permit or allow the Premises to be occupied or used in a manner which interferes with business or is offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations. Tenant may have one (1) dog on the premises. Other than as set forth in the preceding sentence, no animals or birds shall be brought in or about the Premises or the Building.

7.	The following shall not be permitted by Tenant on the Premises: cooking (other than microwave cooking), storing of merchandise, washing clothes, lodging, or for any improper, objectionable or immoral purposes.

8.	Tenant shall not use, keep, or permit in the Premises or the Building any kerosene, gasoline, inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

9.	Landlord will direct electricians as to where and how telephone and telecommunication systems are to be introduced. No boring or cutting for wires is permitted without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord which shall not be unreasonably withheld.

10.	Upon termination of its tenancy, Tenant shall deliver to Landlord all Building keys which shall have been furnished Tenant or which Tenant shall have had made. In the event of loss of any keys so furnished, Tenant shall pay Landlord for the replacement of keys and/or any necessary locks.

D-1

11.	Tenant shall not install tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from violation of this rule or from removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

12.	Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building. All water faucets or water apparatus shall be shut off before Tenant or Tenant’s employees leave the Building, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by Landlord and/or other tenants or occupants of the Building.

13.	Landlord reserves the right to exclude or expel from the Building any person who, in the reasonable judgment of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner violate the Building rules and regulations.

14.	Tenant shall not disturb, solicit, or canvas any occupant of the Building and shall cooperate to prevent the same.

15.	Without the written consent of Landlord, Tenant shall not conduct any auction, except for auctions conducted electronically with remotely located participants, upon the Premises or use the name of the Building in promoting or advertising the business of Tenant except as Tenant’s address.

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EXHIBIT “E”

JANITORIAL SCHEDULE

CHANNELADVISOR CORPORATION

2701 AERIAL CENTER EXECUTIVE PARK

I.	GENERAL CLEANING

a.	Empty all waste baskets and trash containers. (D)
b.	Replace soiled trash liners as needed. (or W)
c.	Dust all horizontal surfaces below 6’ high. (W)
d.	Dust all vertical surfaces below 6’ high. (W)
e.	Dust all high ledges, shelves, picture frames, etc. (M)
f.	Dust all baseboards and perform all low dusting not done daily. (W)
g.	Clean and sanitize all drinking fountains. (D)
h.	Dust all venetian blinds. (2 times per Y)
i.	Polish brass main lobby doors and thresholds (W)

II.	FLOOR/WORK - HARD RESILIENT

a.	Dust mop or sweep. (D)
b.	Spot mop and remove spillage. (D)
c.	Damp mop or wet mop. (2 times per W)

III.	CARPET CARE

a.	Vacuum all traffic lanes. (D)
b.	Remove all spots and stains when possible. (D)
c.	Completely vacuum all carpets including edges. (3 times W)

IV.	RESTROOMS

a.	Polish mirrors and all metal surfaces. (D)
b.	Clean and disinfect all toilets and urinals. (D)
c.	Clean and polish wash basins. (D)
d.	Mop floors using disinfectant. (D)
e.	Fill soap dispensers, towel and tissue holders. (D)
f.	Clean partitions and ledges. (D)
g.	Scrub bathroom floors and ceramic tile. (M)

V.	WALLS, WOODWORK AND OVERHEAD

a.	Remove hand prints from door frames and around light switches. (D)
b.	Clean air vents and diffusers. (2 times per Y)
c.	Dust or vacuum bottom surface of light fixtures. (1 time per Y)

VI.	OTHER REQUESTED OPERATIONS

a.	Spot clean entrance door glass. (D)
b.	Spot clean partition glass. (D)
c.	Clean windows inside and outside. (2 times per Y)
d.	Clean exterior surfaces of vending machines. (M)
e.	Police 20’ on each side of main doors.
f.	Empty any outside ash cans or trash cans. (D)

(D)	- Daily cleaning (5 times per week)
(W)	- Weekly cleaning
(M)	- Monthly cleaning
(Y)	- Yearly cleaning

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EXHIBIT “F”

RENEWAL OPTION

CHANNELADVISOR CORPORATION

2701 AERIAL CENTER EXECUTIVE PARK

a) Landlord hereby grants unto Tenant the right and option to renew and extend this Lease, if Tenant is not then in default under any of the terms or conditions of the Lease at the time notice is given, nor at any time prior to the commencement of the extended term, for all of such space as then comprises the Premises for three (3) consecutive renewal terms of three (3) years each. Said renewal terms to begin immediately upon expiration of the initial term or prior renewal term of this Lease as the case may be. Said options for renewal shall be exercised by Tenant giving notice to Landlord, as provided herein with respect to notices, of Tenant’s election to renew, at least six (6) months prior to the expiration of the initial term or prior renewal term as the case may be and if notice as aforesaid is not given, said options shall lapse and be of no further force and effect. Time is agreed to be of the essence with respect to this notice requirement. In the event Tenant fails to exercise its first option to renew, then the subsequent options shall be null and void.

b) Said renewal terms shall be upon the same conditions as herein agreed upon for the initial term, except that the Base Rent during each renewal term shall be negotiated between the parties within sixty (60) days of Landlord’s receipt of Tenant’s written notification to exercise the renewal option, however, the rental rate shall not exceed 95% of the current fair market rental rate applicable to comparable buildings in the RTP area, taking into consideration such factors as age, physical condition and location at the time of each renewal option. If Landlord and Tenant are unable to negotiate a renewal rental rate on mutually agreeable terms within said sixty (60) days, then this option shall lapse and be of no further force and effect. If Landlord and Tenant are able to negotiate a renewal rental rate on mutually agreeable terms within said sixty (60) days, then Landlord and Tenant prior to the first day of the renewal term shall enter into an amendment to this Lease for the purpose of confirming said rental.

c) Tenant shall be granted an Allowance of $3.00 per rentable square foot upon the execution of each renewal option, to be utilized in the refurbishment of the Premises. The Allowance shall be subject to the provisions of Exhibit C hereof.

d) Whenever in this Lease words are used such as “during the term hereof” or words of similar effect, it is agreed that upon the valid exercise by Tenant of this renewal option, such words shall also mean “during any renewal term hereof”, and all of the provisions of the initial term shall apply to the renewal term, except as provided herein with respect to the Base Rent.

F-1

EXHIBIT “G”

EARLY TERMINATION

CHANNELADVISOR CORPORATION

2701 AERIAL CENTER EXECUTIVE PARK

Provided Tenant is not in default under this Lease, from and including the day Tenant gives notice to Landlord as required below through the date of termination, at any time after the 60th month of the Term, or the 72nd month of the Term if Tenant exercises any Right of First Refusal pursuant to Exhibit H hereof, and if Tenant desires to increase the Premises by a minimum amount of thirty percent (30%), (“Increased Premises”) and Landlord cannot provide the Increased Premises to Tenant in a building (i) contiguous to the Building within six (6) months of Tenant’s written notice of its need for the Increased Premises, or (ii) in a new building that will provide adequate contiguous space for Tenant within a twelve (12) month period of time from notice, then Tenant may terminate the Lease by providing Landlord written notice of its intent to terminate and by making a payment (the “Termination Fee”) to Landlord equal to the sum of the following:

a.	A prorated portion of the nine (9) months rental concession at a rate of 1.5 months per year of Term.

b.	The unamortized cost of leasing commissions

c.	The unamortized Allowances based on a 10-year amortization schedule at an interest rate of prime plus 1%, as applied to 50% of the total Allowances.

d.	The unamortized cost of any costs in excess of the Allowances which are included in the rental in accordance with Exhibit “C”, calculated at an interest rate of 8%.

The commission component of the Termination Fee shall be calculated as the unamortized balance based on the proportion of the number of months of rental payments to the number of months of the Term at an interest rate of prime plus 1%.

The Allowance component shall be calculated on the unamortized balance based on the proportion of the number of months of rental payments to 120 months at an interest rate of prime plus 1%.

Time is agreed to be of the essence with respect to the above notice and payment requirements, and any attempt by Tenant to terminate this Lease at a time or in a manner that is not in strict compliance with the foregoing requirements shall be null and void and of no effect unless Landlord waives the deficiency in writing. If Tenant elects to terminate in accordance with the foregoing, and provided that Landlord is not able to fulfill Tenant’s requirements with respect to Increased Premises, then this Lease shall come to an end at 11:59 P.M., local time, on the Termination Date, being the later of (i) the last day of the sixth (6th) full month following the date of Landlord’s receipt of Tenant’s written notice of its election to terminate the Lease following the rejection of the request for additional space, which request may be made at any time during the term of the Lease, or the expiration of the thirty day period for response on space expansion, as set forth herein or (ii) the date of Landlord’s receipt of the Termination Fee, as if such date were the expiration date of this Lease. In no event, however, may this Lease be terminated prior to the end of the 60th month of the Term.

If the Lease is extended due to the exercise of any Right of Refusal contained in Exhibit “H”, and the Tenant elects to terminate the Lease after the 72nd month of the Lease, the Termination Fee shall equal the sum of the unamortized balance of Allowances and commissions attributable to the Expansion Premises only. For purposes of calculating the Termination Fee, the amortization period shall be three (3) years.

G-1

EXHIBIT “H”

FIRST RIGHT OF REFUSAL

CHANNELADVISOR CORPORATION

2701 AERIAL CENTER EXECUTIVE PARK

During the Term of the Lease, Tenant shall have a recurring First Right of Refusal to lease any available space in the 2501 Building (the “Expansion Premises”). Landlord shall, before leasing such space to any other person or entity, first offer to lease the space to Tenant. Base Rent for the Expansion Premises shall be the then current escalated rental in effect for the Premises plus the cost of utilities. Upon each exercise of a First Right of Refusal for Expansion Premises, the Lease shall be amended so that three (3) years remain from the date of occupancy of the Expansion Premises. Landlord shall provide an Allowance of $5.00 per rentable square foot for the Expansion Premises. The foregoing Allowance shall be subject to the provisions of Exhibit C. Tenant shall have ten (10) days after receipt of written notice from Landlord in which to exercise its First Right of Refusal. If Landlord does not receive Tenant’s written exercise of its First Right of Refusal within said 10 days, then Tenant shall be deemed to have rejected such offer and forfeited its First Right of Refusal. If Tenant does not accept such offer, within said ten (10) day period as aforesaid, Landlord shall thereafter be free to lease the space on such terms and conditions as Landlord deems appropriate.

Additionally, from time to time, Tenant may provide Landlord with notice of a request for additional space, Landlord will respond to Tenant’s request within thirty (30) days indicating whether or not Landlord might be able to provide such space, the location of the space and when the space will become available pursuant to the terms set forth herein.

H-1

EXHIBIT “I”

ROOF MOUNTED COMMUNICATION EQUIPMENT

CHANNELADVISOR CORPORATION

2701 AERIAL CENTER EXECUTIVE PARK

1. Landlord hereby grants to Tenant for the term of the Lease, as it may be extended or shortened, the right, at Tenant’s cost, to install, access, maintain, operate, replace, repair and remove or modify (collectively, “Construct” or the “Construction”) a satellite receiver and all accompanying equipment to make said receiver functional (i.e. all cable, wiring, conduits), an antennae and related equipment necessary for the generation and reception of radio and satellite-generated television transmissions at the Premises (collectively, “Receiver”), on the roof (“Roof”) of the Building, mounted in a non-penetrating fashion in a location to be mutually agreed upon between Landlord and Tenant. In addition, additional related equipment may be installed from time to time as necessary for Tenant’s business and in compliance with this Exhibit I.

2. Tenant shall comply with all laws and governmental regulations in its installation, maintenance, operation and removal of the Antenna, including, without limitation, zoning regulations and Federal Commerce Commission regulations.

3. Tenant shall not install, maintain or operate the antenna or any receiving or broadcasting equipment used in connection with the Receiver, so as to cause any interference with any electrical or other equipment, (including, without limitation, radios, televisions, alarm and detection systems, and computers and other satellite or radio or television antennae or dishes) located on the Land, in or on the Building or the Park.

4. Tenant shall coordinate all installation, maintenance, repair or replacement of the Receiver with the Landlord’s roofer so that Landlord’s Roof warranty is preserved and not impaired in any way, and shall provide Landlord with written confirmation that the roof warranty remains unimpaired. Tenant shall be responsible for restoring the Roof upon removal of its Receiver, to the condition prior to its installation.

5. Tenant agrees to defend, indemnify and hold Landlord harmless from any claim, cost, loss, expense (including attorneys fees), damages or liability in connection with, arising out of or resulting from or alleged to arise out of or result from Tenant’s exercise or purported exercise of rights granted by this Exhibit “I”.

6. If applicable, Landlord shall allow Tenant to connect the Receiver to the Building’s electrical system at Tenant’s cost for installation and operation.

7. In addition to any other remedy provided by law or in equity or by the Lease for violation of the terms of this Exhibit “I”, in the event of a breach by Tenant of the terms of this Exhibit “I”, Landlord may elect to terminate this Exhibit “I” and the rights granted hereby without terminating the Lease, retaking possession of the Premises or otherwise affecting Tenant’s rights relating to use or occupancy of the Premises.

I-1

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT made this 14th day of August, 2006, by and between Pizzagalli Properties, LLC, a Vermont limited liability company, (hereinafter called “Landlord”) and ChannelAdvisor Corporation, a Delaware corporation, (hereinafter called “Tenant”).

W I T N E S S E T H

WHEREAS, Landlord has heretofore leased to Tenant the Building known as 2701 Aerial Center Executive Park by a Lease dated June 29, 2005 and a Memorandum of Lease dated December 19, 2005 (hereinafter, the “Lease”).

WHEREAS, the parties are desirous of amending certain of the provisions of the Lease so as to specify the rent schedule.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereby agree that the Lease shall be, and the same hereby is, amended as follows:

Article 1. The “Base Rent” referenced in Article 3 of the Lease as follows:

(1) Phase I Premises	$26,409.38 per month

(2) Phase II Premises	$25,869.46 per month

is hereby changed to the following revised base rental schedule, which incorporates the annual fixed escalation of 2.5% plus amortization of $1,667.76 per month for Tenant improvements in excess of Landlord’s allowance:

MONTHS	MONTHLY RENT

10/01/05 – 06/30/06	$-0-
07/01/06 – 09/30/06	$53,946.60
10/01/06 – 09/30/07	$55,253.57
10/01/07 – 09/30/08	$56,593.22
10/01/08 – 09/30/09	$57,966.36
10/01/09 – 09/30/10	$59,373.82
10/01/10 – 09/30/11	$60,816.49

Article 2. All of the aforesaid changes shall be effective on the date of execution hereof, unless otherwise noted.

Article 3. Except as expressly modified hereby, the Lease shall remain in full force and effect as originally written.

IN WITNESS WHEREOF, the parties hereto have executed this First Lease Amendment as of the day and date first set forth above.

In the presence of:	PIZZAGALLI PROPERTIES LLC

By

State of Vermont     )

                                (SS

Chittenden   County)

At So. Burlington in said County on the 14th day of August, 2006 James Pizzagalli, President of Pizzagalli Properties, LLC, personally appeared and he executed the above instrument and acknowledged the same to be his free act and deed and free act and deed of said Company.

Before me,

Notary Public

My commission expires:	Julianne M. Heisler
My commission expires 2-10-07

In the presence of:	CHANNELADVISOR CORPORATION

By

State of NC                 )

                                 (SS

Wake               County)

At Morrisville (city) in said County on the 2nd day of August (month), 2006, Manoj George (name), CFO (title) of ChannelAdvisor Corporation (company) personally appeared and he/she executed the above instrument and acknowledged the same to be his/her free act and deed and free act and deed of said Company.

Before me,

Notary Public

My commission expires: 7-12-2008

3110 Edwards Mill Road
Suite 210
Raleigh, NC 27612
Ph: 919-789-4255	TENANT LEASE ABSTRACT
www.collierspinkard.com	FOR
CHANNELADVISOR CORPORATION
SECOND AMENDMENT

Premises Address:
Lease Date:

Commencement Date:

Lease Expiration Date:

Terms:

Expansion Premises:

Total Premises:

Base Rental Rate Per Square Foot:

2501 Aerial Center Parkway, Suite 100 Morrisville, NC 27560

April 11, 2007

7/1/07

9/30/11

All terms of the Lease remain the same unless otherwise noted herein.

10,063 SF

50,150 SF

Base Rent changed from:

Months	Monthly Rent

10/01/05 – 06/30/06	$-0-
07/01/06 – 09-30-06	$53,946.60
10/01/06 – 09/30/07	$55,253.57
10/01/07 – 09/30/08	$56,593.22
10/01/08 – 09/30/09	$57,966.36
10/01/09 – 09/30/10	$59,373.82
10/01/10 – 09/30/11	$60,816.49

3110 Edwards Mill Road
Suite 210
Raleigh, NC 27612
Ph: 919-789-4255	TENANT LEASE ABSTRACT
www.collierspinkard.com	FOR
CHANNELADVISOR CORPORATION
SECOND AMENDMENT

Base Rent changed to:

Months	Building 2701 Monthly Rent	Building 2501 Monthly Rent	Total Monthly Rent

10/01/05 – 06/30/06	$-0-	$-0-	$-0-
07/01/06 – 09/30/06	$53,946.60		$53,946.60
10/01/06 – 06/30/07	$55,253.57		$55,253.57
07/01/07 – 09/30/07	$55,253.57	$15,027.41	$70,280.98
10/01/07 – 09/30/08	$56,593.22	$15,403.10	$71,996.32
10/01/08 – 09/30/09	$57,966.36	$15,788.22	$73,754.58
10/01/09 – 09/30/10	$59,373.82	$16,182.92	$75,556,74
10/01/10 – 09/30/11	$60,816.49	$16,587.54	$77,404.03

Early Termination/Cancellation Right:
Tenant Improvement Allowances:

The Early Termination Date referenced in Lease is established as being any time after the 72nd month of the Term.

Tenant may utilize Tenant Improvement Allowances within the first twelve (12) months of this Amendment.

3110 Edwards Mill Road
Suite 210
Raleigh, NC 27612
Ph: 919-789-4255	TENANT LEASE ABSTRACT
www.collierspinkard.com	FOR
CHANNELADVISOR CORPORATION
SECOND AMENDMENT

Broker:

Sue Back
Colliers Pinkard
3110 Edwards Mill Road
Suite 210
Raleigh, NC 27612
P: 919-789-4255
F: 919-789-0268
C: 919-215-8568
sback@collierspinkard.com

SECOND LEASE AMENDMENT

THIS SECOND LEASE AMENDMENT made this 11th day of April, 2007, by and between Pizzagalli Properties, LLC, a Vermont limited liability company, (hereinafter called “Landlord”) and ChannelAdvisor Corporation, a Delaware corporation, (hereinafter called “Tenant”).

W I T N E S S E T H

WHEREAS, Landlord has heretofore leased to Tenant the Building known as 2701 Aerial Center Executive Park by a Lease dated June 29, 2005 and a Memorandum of Lease dated December 19, 2005; and amended per the First Lease Amendment dated August 14, 2006 (hereinafter, the “Lease”).

WHEREAS, the parties are desirous of amending certain of the provisions of the Lease so as expand the Premises by exercising Tenant’s First Right of Refusal as contained in Exhibit H of the Lease and adjusting the rental accordingly.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereby agree that the Lease shall be, and the same hereby is, amended as follows:

Article 1. The Premises referenced in Article 1 of the Lease as containing a total of “40,087 square feet of rentable floor area” is hereby changed to “50,150 square feet of rentable floor area” of combined floor area, effective the later of (i) July 1, 2007, or (ii) the date the Premises are delivered to the Tenant (the “Effective Date”), to incorporate an additional 10,063, known as Suite 100 in Building 2501 Aerial Center (hereinafter, the “Expansion Premises”) as indicated on attached Exhibit “A-2”. In the event the current tenant in the Premises vacates the Premises prior to July 1, 2007, Tenant shall have the right to access, use and perform improvements on the Premises as of the date the Premises are vacated, provided, however, such access shall not advance the Effective Date.

Article 2. Acceptance of the Premises: Landlord shall deliver the Premises to Tenant in “Broom Clean” condition and in compliance with all building codes and ADA requirements

Article 3. The Lease Term Expiration Date for the Expansion Premises shall be coterminous with the Lease Term Expiration Date of the Premises as referenced in Item (b) of the Memorandum of Lease dated December 19, 2005 and shall remain September 30, 2011.

Article 4. The “Base Rent” referenced in Article 1 of the First Lease Amendment as follows:

MONTHS	MONTHLY RENT

10/01/05 – 06/30/06	$-0-
07/01/06 – 09/30/06	$53,946.60
10/01/06 – 09/30/07	$55,253.57
10/01/07 – 09/30/08	$56,593.22
10/01/08 – 09/30/09	$57,966.36
10/01/09 – 09/30/10	$59,373.82
10/01/10 – 09/30/11	$60,816.49

is hereby changed to the following revised Base Rent schedule:

MONTHS	BUILDING 2701 MONTHLY RENT	BUILDING 2501 MONTHLY RENT	TOTAL MONTHLY RENT

10/01/05 – 06/30/06	$-0-	$-0-	$-0-
07/07/06 – 09/30/06	$53,946.60		$53,946.60
10/01/06 – 06/30/07	$55,253.57		$55,253.57
07/01/07 – 09/30/07	$55,253.57	$15,027.41	$70,280.98
10/01/07 – 09/30/08	$56,593.22	$15,403.10	$71,996.32
10/01/08 – 09/30/09	$57,966.36	$15,788.22	$73,754.58
10/01/09 – 09/30/10	$59,373.82	$16,182.92	$75,556.74
10/01/10 – 09/30/11	$60,816.49	$16,587.54	$77,404.03

Notwithstanding the foregoing, Monthly Rent on Building 2501 shall not commence until the Effective Date.

Article 5. The Early Termination Date referenced in Exhibit G of the Lease is hereby established as being any time after the 72nd month of the Term.

Article 6. Tenant may utilize the Tenant Improvement Allowance as provided in Exhibit H within the first twelve (12) months of the Effective Date of this Amendment.

Article 7. All of the aforesaid changes shall be effective on the Effective Date, unless otherwise noted.

Article 8. Except as expressly modified hereby, the Lease shall remain in full force and effect as originally written.

IN WITNESS WHEREOF, the parties hereto have executed this Second Lease Amendment as of the day and date first set forth above.

In the presence of:	PIZZAGALLI PROPERTIES LLC

By

State of Vermont     )

                                (SS

Chittenden   County)

At So. Burlington in said County on the 19th day of April, 2007 James Pizzagalli, President of Pizzagalli Properties, LLC, personally appeared and he executed the above instrument and acknowledged the same to be his free act and deed and free act and deed of said Company.

Before me,

Notary Public

My commission expires:	Julianne M. Heisler
My commission expires 2-10-11

In the presence of:	CHANNELADVISOR CORPORATION

By

State of NC                 )

                                 (SS

Wake               County)

At Morrisville (city) in said County on the 11th day of April (month), 2007, William G. Brown (name), CFO (title) of ChannelAdvisor Corp (company) personally appeared and he/she executed the above instrument and acknowledged the same to be his/her free act and deed and free act and deed of said Company.

Before me,

Notary Public

My commission expires: 7-12-2008

EXHIBIT “A-2”

FLOOR PLAN OF THE EXPANSION PREMISES

CHANNELADVISOR CORPORATION

2501 AERIAL CENTER EXECUTIVE PARK, SUITE 100

10,063 RENTABLE SQUARE FEET

A-2

THIRD LEASE AMENDMENT

THIS THIRD LEASE AMENDMENT made this 27 day of January, 2011, by and between Pizzagalli Properties, LLC, a Vermont limited liability company, (hereinafter called “Landlord”) and ChannelAdvisor Corporation, a Delaware corporation, (hereinafter called “Tenant”).

W I T N E S S E T H

WHEREAS, Landlord has heretofore leased to Tenant the Building known as 2701 Aerial Center Executive Park by a Lease dated June 29, 2005 and a Memorandum of Lease dated December 19, 2005; amended per the First Lease Amendment dated August 14, 2006; further amended per the Second Lease Amendment dated April 11, 2007 (hereinafter, the “Lease”).

WHEREAS, the parties are desirous of amending certain of the provisions of the Lease so as to extend the Term of the Lease.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereby agree that the Lease shall be, and the same hereby is, amended as follows:

Article 1. The Premises consists of 40,087 square feet of rentable square feet in 2701 Aerial Center Executive Park and 10,063 rentable square feet, known as Suite 100, in 2501 Aerial Center Executive Park. The total area of the Premises is 50,150 rentable square feet.

Article 2. The Lease Term indicated in Article 3 of the Second Lease Amendment as ending September 30, 2011 is hereby extended, to end on September 30, 2021 as further referenced in Article 3 herein under Extended Term.

Article 3. The “Base Rent” referenced in Article 4 of the Second Lease Amendment as follows:

	BUILDING 2701	BUILDING 2501	TOTAL
MONTHS	MONTHLY RENT	MONTHLY RENT	MONTHLY RENT

10/01/05 – 06/30/06	$-0-	$-0-	$-0-
07/01/06 – 09/30/06	$53,946.60		$53,946.60
10/01/06 – 06/30/07	$55,253.57		$55,253.57
07/01/07 – 09/30/07	$55,253.57	$15,027.41	$70,280.98
10/01/07 – 09/30/08	$56,593.22	$15,403.10	$71,996.32
10/01/08 – 09/30/09	$57,966.36	$15,788.22	$73,754.58
10/01/09 – 09/30/10	$59,373.82	$16,182.92	$75,556.74
10/01/10 – 09/30/11	$60,816.49	$16,587.54	$77,404.03

is hereby changed to the following revised Rent schedule:

MONTHS	BUILDING 2701 MONTHLY RENT	BUILDING 2501 MONTHLY RENT	TOTAL MONTHLY RENT

INITIAL TERM
02/01/11 – 09/30/11	$22,405.86	$6,111.14	$28,517.00

EXTENDED TERM
10/01/11 – 09/30/12	$22,405.86	$6,111.14	$28,517.00
10/01/12 – 09/30/13	$53,282.30	$15,044.19	$68,326.49
10/01/13 – 09/30/14	$54,618.54	$15,421.55	$70,040.09
10/01/14 – 09/30/15	$55,988.18	$15,807.30	$71,795.48
10/01/15 – 09/30/16	$57,391.22	$16,201.43	$73,592.65
10/01/16 – 09/30/17	$58,794.27	$16,603.95	$75,398.22
10/01/17 – 09/30/18	$60,264.12	$17,014.86	$77,278.98
10/01/18 – 09/30/19	$61,800.79	$17,442.53	$79,243.32
10/01/19 – 09/30/20	$63,337.46	$17,878.60	$81,216.06
10/01/20 – 09/30/21	$64,907.53	$18,331.43	$83,238.96

Article 4. Landlord shall provide Tenant with a one time cash payment of $220,000.00 to be used by Tenant at its sole and absolute discretion. The payment shall be made to Tenant within thirty (30) days of the full execution of the Third Lease Amendment.

Article 5. Exhibit “F”, Renewal Option, is hereby replaced with the attached Exhibit “F- 1”, Revised Renewal Option.

Article 6. Exhibit “G” Early Termination is hereby replaced with Exhibit “G-1”, Revised Early Termination.

Article 7. Exhibit “H” First right of Refusal is hereby replaced with Exhibit “H-1”, Revised First Right of Refusal.

Article 8. Article 45 of the Lease is hereby replaced with the following:

“Landlord and Tenant acknowledge and confirm that Tenant dealt and communicated with a real estate agent or broker, named UGL Services Equis Operations Co. (through its broker Ryan Toland), and that Landlord shall pay said agent or broker a commission based on a separate commission agreement entered into by Landlord and UGL Services Equis Operations Co. Except as set forth above, Tenant represents and warrants to Landlord that it has not had any dealings or communications with any other real estate broker or agent in connection herewith, and agrees to indemnify and hold Landlord harmless from and against any and all damages, costs and expenses (including court costs and reasonable attorney’s fees) which Landlord may incur as a result of a claim for compensation or a commission by any other real estate broker or agent with whom Tenant has dealt or communicated.”

Article 9. All of the aforesaid changes shall be effective on the Effective Date, unless otherwise noted.

Article 10. Except as expressly modified hereby, the Lease shall remain in full force and effect as originally written.

IN WITNESS WHEREOF, the parties hereto have executed this Third Lease Amendment as of the day and date first set forth above.

In the presence of:	PIZZAGALLI PROPERTIES LLC

By

State of Vermont     )

                                (SS

Chittenden   County)

At So. Burlington in said County on the 27 day of January, 2011 James Pizzagalli, President of Pizzagalli Properties, LLC, personally appeared and he executed the above instrument and acknowledged the same to be his free act and deed and free act and deed of said Company.

Before me,

Notary Public

My commission expires: 2-10-11

In the presence of:	CHANNELADVISOR CORPORATION

By

State of NC                 )

                                 (SS

Wake               County)

At Morrisville, (city) in said County on the 28th day of January (month), 2011, David Spitz (name), COO (title) of ChannelAdvisor Corporation (company) personally appeared and he/she executed the above instrument and acknowledged the same to be his/her free act and deed and free act and deed of said Company.

My commission expires:7-12-2013	Before me,

Notary Public Kathryn G. Todd

EXHIBIT “F-1”

REVISED RENEWAL OPTION

CHANNELADVISOR CORPORATION

2501 AND 2701 AERIAL CENTER EXECUTIVE PARK

a) Landlord hereby grants unto Tenant the right and option to renew and extend this Lease, if Tenant is not then in default under any of the terms or conditions of the Lease at the time notice is given, nor at any time prior to the commencement of the extended term, for all of such space as then comprises the Premises for one (1) renewal term of three (3) years. Said renewal term to begin immediately upon expiration of the initial term of this Lease. Said option for renewal shall be exercised by Tenant giving notice to Landlord, as provided herein with respect to notices, of Tenant’s election to renew, at least nine (9) months prior to the expiration of the present term and, if notice as aforesaid is not given, said option shall lapse and be of no further force and effect. Time is agreed to be of the essence with respect to this notice requirement.

b) Said renewal term shall be upon the same conditions as herein agreed upon for the initial term, except that the Base Rent during the renewal term shall be negotiated between the parties within sixty (60) days of Landlord’s receipt of Tenant’s written notification to exercise the renewal option, however, the rental rate shall not exceed 95% of the then current fair market rental rate applicable to comparable buildings in the RTP area, taking into consideration such factors as age, physical condition and location, at the time of each renewal option. If Landlord and Tenant are unable to negotiate a renewal rental rate on mutually agreeable terms within said sixty (60) days, then this option shall lapse and be of no further force and effect. If Landlord and Tenant are able to negotiate a renewal rental rate on mutually agreeable terms within said sixty (60) days, then Landlord and Tenant, prior to the first day of the renewal term, shall enter into an amendment to this Lease for the purpose of confirming said rental.

c) Whenever in this Lease words are used such as “during the term hereof” or words of similar effect, it is agreed that upon the valid exercise by Tenant of this renewal option, such words shall also mean “during any renewal term hereof”, and all of the provisions of the initial term shall apply to the renewal term, except as provided herein with respect to the Base Rent.

EXHIBIT “G-1”

REVISED EARLY TERMINATION

CHANNELADVISOR CORPORATION

2501 AND 2701 AERIAL CENTER EXECUTIVE PARK

Provided Tenant is not in default, Tenant shall have the one time right to terminate this Lease, effective October 1, 2016. Tenant may terminate the Lease by providing written notice to Landlord of its intent to terminate, on or before January 1, 2016 and by making a payment (the “Termination Fee”), to Landlord equal to the sum of the following:

A.	The unamortized cost of leasing commissions.

B.	The unamortized cost of the cash contribution ($220,000.00).

C.	The unamortized rental concessions.

D.	The unamortized cost of the tenant allowance(s) provided for Tenant’s expansion(s).

Items A, B, and C shall be amortized over 120 months at an interest rate of 5%. Item D shall be amortized over the number of months of scheduled occupancy of any Expansion Premises at an interest rate of 5%.

Landlord agrees to provide the amount of the termination penalty, except as it may be adjusted by any Tenant expansion, within ten (10) business days of a written request by Tenant.

Time is agreed to be of the essence with respect to the above notice and payment requirements, and any attempt by Tenant to terminate this Lease at a time or in a manner that is not in strict compliance with the foregoing requirements shall be null and void and of no effect unless Landlord waives the deficiency in writing. In no event, however, may this Lease be terminated prior to the end of the 60th month of the Extended Term.

EXHIBIT “H-1”

FIRST RIGHT OF REFUSAL

CHANNELADVISOR CORPORATION

2501 AND 2701 AERIAL CENTER EXECUTIVE PARK

Tenant shall have a recurring First Right of Refusal to lease any available space in the 2501 Building. Landlord shall, before leasing such space to any other person or entity, first offer to lease the space to Tenant. Base Rent for the Expansion Premises shall be the then current escalated, full service, rental in effect for the 2501 Aerial Center Premises. If the Expansion Premises are occupied within the first five (5) years of the extended term, the lease shall not be extended. If the Expansion Premises are occupied during the last five (5) years of the extended term, the lease shall be amended so that a minimum of three (3) years remain from the date of occupancy of the Expansion Premises. Landlord shall provide a tenant allowance of $10.00 per rentable square foot for the Expansion Premises which may be utilized by Tenant for hard or soft costs, including, but not limited to, design, permitting, construction, paint, carpet, moving expense, furniture, wiring, cabling and infrastructure. Tenant shall have ten (10) days after receipt of written notice from Landlord in which to exercise its First Right of Refusal. If Landlord does not receive Tenant’s written exercise of its First Right of Refusal within said 10 days, then Tenant shall be deemed to have rejected such offer and forfeited its First Right of Refusal. If Tenant does not accept such offer, within said ten (10) day period as aforesaid, Landlord shall thereafter be free to lease the space on such terms and conditions as Landlord deems appropriate.

Additionally, from time to time, Tenant may provide Landlord with notice of a request for additional space, Landlord will respond to Tenant’s request within thirty (30) days indicating whether or not Landlord might be able to provide such space, the location of the space and when the space will become available pursuant to the terms set forth herein.